SCHEDULE 14A
FERRO CORPORATION
VOTING INFORMATION
ELECTION OF DIRECTORS
Stock Ownership of Management and Certain Beneficial Owners
Section 16(a) Beneficial Ownership Reporting Compliance
CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS
Compensation and Organization Committee
Finance Committee
Audit Committee
Report of the Audit Committee
Audit Fees
Financial Information Systems Design and Implementation Fees
All Other Fees
DESIGNATION OF AUDITORS
INFORMATION CONCERNING EXECUTIVE OFFICERS
Report of the Compensation and Organization Committee
Performance Compared to Certain Standards
Summary Compensation Table
Stock Option Grants, Exercises and Year End Values
Performance Share Plan Awards
Retirement Plan
Executive Employment Agreements and Change in Control Agreements
SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING
MISCELLANEOUS
APPENDIX A

SCHEDULE 14A
(Rule 14a)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.      )

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Check the appropriate box:

Preliminary Proxy Statement	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

FERRO CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FERRO CORPORATION

1000 LAKESIDE AVENUE
CLEVELAND, OHIO 44114

March 20, 2001

DEAR SHAREHOLDERS:

      You are cordially invited to attend the annual meeting of shareholders of Ferro Corporation, which will be held on Friday, April 27, 2001, at its executive offices located at 1000 Lakeside Avenue, Cleveland, Ohio. The meeting will begin at 9:00 a.m., Cleveland time, but we hope that you will be able to join the officers and directors at 8:30 a.m. for coffee and informal conversation. The matters to be considered are described in the following pages and include information concerning each director and each nominee for director.

      The items proposed for action by the shareholders at the meeting are the election of directors and the designation of auditors. In addition, the officers will give current reports on the status of the business of Ferro.

      Shareholders of record at the close of business on March 5, 2001 are entitled to vote at the meeting.

      It is important to your interests that all shareholders participate in the affairs of Ferro regardless of the number of shares owned. Accordingly, we urge you promptly to vote by telephone, the Internet or mail even if you plan to attend the meeting. You have the option to revoke your proxy at any time prior to the meeting regardless of your voting method, or to vote your shares personally on request if you attend the meeting.

Very truly yours,

HECTOR R. ORTINO, Chairman and Chief Executive Officer

PROXY STATEMENT

VOTING INFORMATION

      The accompanying proxy is solicited by the Board of Directors of Ferro and will be voted in accordance with the instructions given (either in a signed proxy card or through the telephone or Internet procedures described below) unless revoked. A shareholder may revoke his or her proxy without affecting any vote previously taken, by giving notice to the Company in writing or in open meeting.

      The record date for determination of shareholders entitled to vote at the 2001 annual meeting is March 5, 2001. On that date the outstanding voting securities of Ferro were 34,157,355 shares of Common Stock, having a par value of $1 each and 1,001,329 shares of Series A ESOP Convertible Preferred Stock. Each share has one vote, and the Common Stock and the Series A ESOP Convertible Preferred Stock vote together as a single class.

      You may cast your votes by any one of the following three ways:

      By Telephone: Call the toll-free number (1-800-250-9081) printed on your proxy card. Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Telephone voting is available 24 hours a day. If you vote by telephone, you do not need to return your proxy card.

      Over the Internet: Visit the web site (www.votefast.com) printed on your proxy card. Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares. You will be able to confirm that your vote has been properly recorded. Internet voting is available 24 hours a day. If you vote over the Internet, you do not need to return your proxy card.

      By Mail: Mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope.

ELECTION OF DIRECTORS

      The Board of Directors of Ferro presently consists of eleven members. The Board of Directors is divided into three classes, and the directors in each class are elected for terms of three years so that at each annual meeting the term of office of one class of directors expires. The terms of office of three directors of Ferro will expire on the day of the 2001 annual meeting, upon election of successors. In addition, Albert C. Bersticker is retiring from the Board of Directors effective on the date of the annual meeting.

      Proxies solicited pursuant to this Proxy Statement granting authority to vote on the election of directors will be voted for the election of Michael H. Bulkin, Michael F. Mee, William J. Sharp, and Alberto Weisser to serve for three-year terms expiring in 2004 and until their successors are elected; provided, however, that if the election of directors is by cumulative voting (see pages 26 and 27 of this Proxy Statement) the persons appointed by the accompanying proxy intend to cumulate the votes represented by proxies they receive and distribute such votes in accordance with their best judgment. Except for Mr. Mee, all of the candidates for election as directors are directors whose present terms of office will expire at the meeting.

      If any nominee is not available at the time of the election, proxies will be voted to decrease the authorized number of directors. However, Ferro has no reason to believe that any of the nominees will not be available.

      Information is provided on the following pages regarding the principal occupation and the number of shares of Ferro stock owned on March 5, 2001 by each nominee and each of the other directors who will continue in office after the meeting.

Nominees for election

Bulkin Photo Director since 1998	MICHAEL H. BULKIN, age 62, Private Investor. In 1965, Mr. Bulkin joined McKinsey & Company, Inc. (international management consulting firm). He became a principal in 1970 and was elected a director in 1976. While serving with McKinsey & Company, Mr. Bulkin held several leadership positions including Managing Director of various offices, Chairman of the Partner Evaluation and Compensation Committee and member of the Shareholders Committee, Executive Committee, Strategy Development Committee, Professional Personnel Committee and Partner Election Committee. Mr. Bulkin retired from McKinsey & Company in 1993. In 1994, Mr. Bulkin became a director of Bunge International Ltd. (diversified company with businesses in grain trading and the food and agriculture industry). From 1994 to 1996, he was an advisor to Three Cities Research (private investment company) where he served as a director of portfolio companies. Mr. Bulkin also serves as a director of American Bridge Company, a privately held construction company, Global Vacation Group, Inc., which provides value-added vacation products and services, and Specified Technologies Inc., a privately held fire stopping products company.

Common Shares owned 13,230

Nominee for term expiring in 2004

Mee Photo Nominee	MICHAEL F. MEE, age 58, Executive Vice President and Chief Financial Officer of Bristol-Myers Squibb Company (worldwide health and personal care company). Mr. Mee joined Bristol-Myers Squibb in 1994 as its Chief Financial Officer. In 1998 he assumed additional responsibility for Corporate Development. In 1999 he assumed responsibility for Global Business Services and was made Executive Vice President and became a member of the Office of the Chairman in 2000. Prior to joining Bristol-Myers Squibb, Mr. Mee was involved in the reorganization of Wang Laboratories as Chairman of the Board and earlier as Chief Financial Officer of the company. Prior to joining Wang Laboratories in 1990 he was Chief Financial Officer of the Norton Company and Chairman of its Eastman Christensen Oil Field Services subsidiary. Prior to joining Norton Company in 1985, Mr. Mee was Vice President and Controller of Monsanto Company, and served in other financial assignments with the Company prior to this position. He was employed at Chrysler Corporation from 1968 to 1976 where he held financial positions of increasing importance including that of Controller of its Hamtramck Michigan Assembly Plant before joining Monsanto Company in 1976.

Common Shares owned 0

Nominee for term expiring in 2004

Sharp Photo Director since 1998	WILLIAM J. SHARP, age 59, Retired President of North American Tire for The Goodyear Tire & Rubber Company (tire, engineered products and chemicals manufacturer). Mr. Sharp began his career with Goodyear in 1964. Following various assignments in the United States and abroad, Mr. Sharp was named Director of European Tire Production in 1984. He then was appointed Vice President of Tire Manufacturing in 1987 and later Executive Vice President of Product Supply in 1991. In 1992, he became President and General Manager of Goodyear’s European Regional Operations. He was elected President of Goodyear Global Support Operations in 1996.

Common Shares owned 9,063

Nominee for term expiring in 2004

Nominee for election

Weisser Photo Director since 2000	ALBERTO WEISSER, age 45, Chief Executive Officer of Bunge International Ltd. (diversified company with businesses in grain trading and the food and agriculture industry). Mr. Weisser joined Bunge International as its Chief Financial Officer in July, 1993. In 1999, he was appointed Chief Executive Officer of Bunge Limited, its agribusiness subsidiary, and then in January, 2000, he was appointed to his current position as Chief Executive Officer. He has served on its Board of Directors since May, 1997. Prior to joining Bunge International, Mr. Weisser worked 15 years for the BASF Group in various finance related positions.

Common Shares owned 0

Nominee for term expiring in 2004

Directors whose terms of office will continue after the meeting

Brown Photo Director since 1988	GLENN R. BROWN, age 70, Retired Senior Vice President and Director Standard Oil Company (now BP America). Dr. Brown joined The Standard Oil Company (Ohio) in 1953 and, after serving in various assignments, was elected a Senior Vice President in 1979. He also served as a director of Standard Oil from 1981 until his retirement in 1986. Following his retirement from Standard Oil, Dr. Brown served at Case Western Reserve University as Director of Strategic Planning, Dean of the Colleges and Vice Provost for Corporate Research and Technology Transfer from 1986-1993. From 1996 to 2000, Dr. Brown served as the first Science Advisor to the Governor of the State of Ohio. He is also a director of Nordson Corporation (manufacturer of industrial application equipment).

Common Shares owned 22,727

Term expires in 2003

Butler Photo Director since 1992	WILLIAM E. BUTLER, age 69, Retired Chairman of the Board and Chief Executive Officer, Eaton Corporation (engineered products for automotive, industrial, commercial and military markets). Mr. Butler was employed by Eaton from 1957 through 1995, serving as President and Chief Executive Officer prior to his election as Chairman in 1991. Mr. Butler is a director of Applied Industrial Technologies, Inc. (industrial products distributor), Pitney Bowes Inc. (manufacturer of mailing, copying and facsimile systems), U.S. Industries (manufacturer of plumbing and bath products, industrial and residential lighting systems, and consumer hardware and garden products), The Goodyear Tire & Rubber Company (tire, engineered products and chemicals manufacturer) and Borg-Warner Automotive Corporation (power train automotive systems).

Common Shares owned 17,891

Term expires in 2003

Directors whose terms

of office will continue
after the meeting

Crayton Photo Director since 1994	SANDRA AUSTIN CRAYTON, age 53, President and CEO, Phy Serv LLC since 1999. Between 1981 and 1988, Ms. Crayton was employed by the Huron Road Hospital in Cleveland, and during that time served as the Director of Planning, Vice President and President. In 1988, she was appointed Senior Vice President and General Manager of the Medical/ Surgical and Psychiatry Management Centers of University Hospitals of Cleveland and served in that capacity until 1990. Ms. Crayton was named the Executive Vice President and Chief Operating Officer of The University of Chicago Hospitals in 1990 and served in that capacity until 1994, at which time she was appointed President of Caremark Clinical Management Services, a division of Caremark, Inc. In 1995, Ms. Crayton was named President of Caremark Physician Services, a division of Caremark, Inc., which provides physician practice management services. Between 1997 and 1999, Ms. Crayton was President and Chief Executive Officer of Sedona Health Care Group, Inc. Ms. Crayton also serves as a director of National City Corporation and Cancer Treatment Centers of America.

Common Shares owned 16,815

Term expires in 2002

Lawrence Photo Director since 1999	WILLIAM B. LAWRENCE, age 56, Executive Vice President, Law, Corporate Development and Government Affairs of TRW Inc. (provider of advanced technology products and services for the global automotive, aerospace and information systems markets). Mr. Lawrence joined TRW in 1976 as counsel specializing in securities and finance. He became Senior Counsel in 1978 and in 1980 was named Vice President, Law for TRW’s Industrial and Energy Sector. Mr. Lawrence was named Vice President and Assistant General Counsel of TRW in 1985. From 1986 to 1987, he also served as Vice President, Law for TRW’s space and defense businesses. In 1989, Mr. Lawrence was appointed Executive Vice President of Planning, Development and Government Affairs. Mr. Lawrence assumed his present position at TRW in 1997.

Common Shares owned 3,611

Term expires in 2002

Morley Photo Director since 1987	JOHN C. MORLEY, age 69, President of Evergreen Ventures, Ltd. (private investment company). Retired Director, President and Chief Executive Officer of Reliance Electric Company (manufacturer of industrial motors and controls, mechanical power transmission products and specialty telecommunication products and systems). Mr. Morley began his career with Exxon Corporation in 1958 and served as President of Exxon Chemical Company, USA and Senior Vice President of Exxon USA before joining Reliance in 1980 as President and Chief Executive Officer. In December of 1986, Mr. Morley led an investor group in the leveraged acquisition of Reliance Electric Company from Exxon. In January of 1995, Rockwell International Corporation acquired Reliance Electric Company. Mr. Morley serves as a director of Lamson and Sessions, Inc. (manufacturer and marketer of consumer and commercial electrical and polymeric products) and Cleveland-Cliffs Inc. (a full-service iron-ore company).

Common Shares owned 24,193

Term expires in 2003

Directors whose terms

of office will continue
after the meeting

Ortino Photo Director since 1993	HECTOR R. ORTINO, age 58, Chairman and Chief Executive Officer of Ferro. He began his career with Ferro Argentina in 1971 and held several financial and operating positions in Argentina and Mexico. In 1983, he moved to Cleveland and served in several progressively more responsible financial and administrative positions, including Executive Vice President and Chief Financial — Administrative Officer. In 1996, he was named President and Chief Operating Officer and was named Chairman and Chief Executive Officer in 2000. Prior to joining Ferro, Mr. Ortino was with Columbia Broadcasting Systems, Argentina and Pfizer, Inc., Argentina. Mr. Ortino is also a director of Parker Hannifin Corporation (producer of motion and control components for industrial and aerospace markets).

Common Shares owned (1) 454,269
ESOP Convertible Preferred Shares
beneficially owned 3,986
Term expires in 2003

Sullivan Photo Director since 1992	DENNIS W. SULLIVAN, age 62, Executive Vice President of Parker Hannifin Corporation (producer of motion and control components for industrial and aerospace markets). Mr. Sullivan began his career with Parker Hannifin Corporation in 1960 as a sales engineer and, after serving in various assignments, was named Group Vice President in 1972; President of the Fluid Connectors Group in 1976; Corporate Vice President in 1978; President of the Fluidpower Group in 1979; President of the Industrial Sector in 1980; and he assumed his present position in 1981. Mr. Sullivan is responsible for four of Parker Hannifin’s eight groups as well as Parker Hannifin’s worldwide marketing. Mr. Sullivan is a director of Parker Hannifin and KeyCorp (bank holding company).

Common Shares owned 23,675

Term expires in 2002

(1)	The shares reported as owned by Mr. Ortino include shares that he does not own of record but of which he is a beneficial owner. An individual is deemed to be the beneficial owner of shares to which he exercises or influences voting power or investment power. Mr. Ortino is not owner of record but exercises or influences voting control or investment decisions as to 17,708 shares. The number of shares reported above for Mr. Ortino includes 99,000 shares issued to him under the Performance Share Plan that are subject to risk of forfeiture based upon the terms of that plan. The number of shares that may be acquired by Mr. Ortino pursuant to exercisable stock options as of May 4, 2001 is 259,947 shares (included in the number of shares reported above).

Stock Ownership of Management and Certain Beneficial Owners

      Information is set forth below regarding beneficial ownership of Common Stock of the Company by (i) each person who is a director or a nominee for director; (ii) each executive officer named in the Summary Compensation Table on page 19; and (iii) all directors and executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares. The information set forth below is as of March 5, 2001.

		Shares
	Shares of	Underlying
	Common Stock	Options		ESOP
	Owned Directly	Exercisable	Total	Convertible
	or Indirectly	Within 60	Common	Preferred
Name	(a)(b)(c)	Days (d)	Stock	Stock

Directors

Sandra Austin Crayton	6,502	10,313	16,815	0

Albert C. Bersticker	265,675	347,117	612,792	0

Glenn R. Brown	11,477	11,250	22,727	0

Michael H. Bulkin	9,480	3,750	13,230	0

William E. Butler	6,641	11,250	17,891	0

William B. Lawrence	2,986	625	3,611	0

Michael F. Mee	0	0	0	0

John C. Morley	12,943	11,250	24,193	0

Hector R. Ortino	194,322	259,947	454,269	3,986

William J. Sharp	5,313	3,750	9,063	0

Dennis W. Sullivan	12,425	11,250	23,675	0

Alberto Weisser	0	0	0	0

Four Other Officers Named in Summary Compensation Table

J. Larry Jameson	36,505	60,250	96,755	709

Kent H. Lee, Jr.	31,495	25,719	57,214	609

Robert A. Rieger	26,208	7,250	33,458	16

Bret W. Wise	35,190	8,898	44,088	640

Nineteen Directors and Executive Officers as a Group	751,582	904,928	1,656,510	11,637

(a)	The beneficial ownership of Mr. Ortino is set forth below his biography and further in a footnote on page 6 of this Proxy Statement. With respect to other officers named in the Summary Compensation Table on page 19 of this Proxy Statement, the shares reported for Messrs. Jameson, Lee, Rieger and Wise include 19,800, 26,400, 19,200, and 26,400 shares issued under the Performance Share Plan that are subject to risk of forfeiture based upon the terms of that plan.

(b)	Included in the shares owned by Mr. Ortino and Mr. Wise are 15,766 and 6,719 shares, respectively, representing phantom shares in the discretionary Deferred Bonus Plan.

(c)	The shares reported as owned by Mr. Bersticker include shares that he does not own of record but of which he is a beneficial owner. Mr. Bersticker is not owner of record but exercises or influences voting control or investment decisions as to 159,340 shares.

(d)	Exercisable stock options as of May 4, 2001.

      The percentage of shares of outstanding Common Stock, including options exercisable within 60 days of March 5, 2001, the record date, beneficially owned by all directors and executive officers as a group is 4.7%. The percentage of such shares beneficially owned by any director does not exceed 1%, except for Mr. Bersticker, who owns 1.7% of the outstanding Common Stock, and Mr. Ortino who owns 1.3% of the outstanding Common Stock.

      With regard to ESOP Convertible Preferred Stock, directors and executive officers as a group own 1.3% of the outstanding shares of that series.

      Based upon the information available to Ferro, directors, executive officers and employees, as a group, own approximately 16.1% of the outstanding shares of Common Stock, assuming the exercise of stock options exercisable within 60 days of the record date and the conversion of the ESOP Convertible Preferred Stock into Common Stock.

      The following table sets forth information about each person known by Ferro to be the beneficial owner of more than 5% of its outstanding Common Stock or stock convertible into Common Stock.

			Percent of class

				ESOP
				Convertible
Name and address	Amount and nature		Common	Preferred
of beneficial owner	of beneficial ownership		Stock	Stock

Mario J. Gabelli and related entities	5,838,460	(1)	17.1%	—
One Corporate Center Rye, New York 10017

FMR Corp	2,815,470	(2)	8.2%	—
82 Devonshire Road Boston, Massachusetts 02109

Capital Research and Management	2,700,000	(3)	7.9%	—
Company 333 South Hope Street Los Angeles, California 90017

Mellon Bank, N.A., Trustee	1,001,329	(4)	—	100%
under the Ferro Corporation Savings and Stock Ownership Plan Mellon Bank Center Suite 3346 Pittsburgh, PA 15258-00001

(1)	Information regarding share ownership was obtained from Schedule 13D/ A filed March 5, 2001 by Mario J. Gabelli and related entities. Such reporting persons reported sole voting power as to 5,799,960 shares and sole investment power as to 5,838,460 shares.

(2)	Information regarding share ownership was obtained from Schedule 13G/ A filed February 13, 2001, by FMR Corp. FMR Corp. reported sole investment power as to 2,815,470 shares.

(3)	Information regarding share ownership was obtained from Schedule 13G of Capital Research and Management Company filed February 12, 2001. Capital Research and Management Company reported sole investment power as to 2,700,000 shares.

(4)	The beneficial owners of the Savings and Stock Ownership Plan are participating employees of the Company. The 1,001,329 shares of Convertible Preferred Stock are convertible into 2,602,254 shares of Common Stock, representing approxi-

mately 7.6% of the outstanding Common Stock. The Preferred Stock is nontransferable and, upon distribution of an account balance to a plan participant, such participant receives Common Stock issuable upon conversion of the Preferred Stock or cash payable upon redemption of the Preferred Stock. Each share of Preferred Stock carries one vote, voting together with the Common Stock on most matters. The Trustee votes in accordance with the instructions of plan participants.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires Ferro’s officers and directors, and persons who own more than ten percent of a registered class of Ferro’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish Ferro with copies of all Section 16(a) forms they file.

      Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Ferro during 2000 and Forms 5 and amendments thereto furnished to Ferro with respect to 2000, no director, officer, beneficial owner of more than ten percent of its outstanding Common Stock or stock convertible into Common Stock or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis during 2000 or prior fiscal years any reports required by Section 16(a) of the Exchange Act.

CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS

      During 2000, the Board held five regularly scheduled meetings, and committees of the Board met from time to time upon call of the Chairman (or in the case of the Audit Committee, upon call of its Chairman). During 2000, each director attended at least 75% of the total number of meetings of the Board and the committees on which he or she served.

      Each director who is not an employee of Ferro is paid an annual retainer fee of $30,000. In addition, directors (other than employee directors) are paid an attendance fee of $1,500 for meetings of the Board and $1,000 for meetings of its committees. The Chairs of the Audit Committee, the Compensation and Organization Committee and the Finance Committee are each paid an additional annual retainer of $4,000. The directors have the right to defer their fees into a Ferro Common Stock account. Amounts so deferred will be invested in Ferro Common Stock, together with dividends thereon that will be reinvested in Ferro Common Stock. The deferred account will be distributed after the retirement of the director.

      Pursuant to the Employee Stock Option Plan, on the date of each annual shareholders meeting, each nonemployee Director who continues as a Director after that annual meeting is automatically granted an option to purchase 2,500 shares of Common Stock.

Compensation and Organization Committee

      The Compensation and Organization Committee considers and formulates recommendations with respect to the compensation of Ferro’s officers and performs functions delegated by the Board with respect to the Stock Option Plan, the Performance Share Plan and the Incentive Compensation Plan. The Committee serves as the nominating body for the Board in considering new director candidates and in reviewing the participation of current directors. The Committee reviews candidate credentials, conducts interviews and makes formal recommendations to the Board of Directors for the annual and any interim election of directors. Any shareholder recommendations for members of the Board of Directors should be submitted in writing to the Secretary of Ferro. During 2000, the Committee met twice. A report of the Compensation and Organization Committee is set forth on pages 14 through 17 of this Proxy Statement. Ms. Crayton and Messrs. Bulkin, Butler and Sharp are the current members of the Compensation and Organization Committee, with Mr. Butler serving as Chairman.

Finance Committee

      The Finance Committee reviews the Company’s financial plans and recommends actions to management and/or the Board of Directors as the Committee deems appropriate. The Finance Committee reviews the Company’s identified worldwide financing requirements and its plans to meet such requirements. Included among its responsibilities is the review of projected worldwide cash flow, the Company’s financial objectives and strategies, major acquisitions, and investment performance of the Company’s pension plans. In addition, the Committee must review and approve the annual capital appropriation budget. During 2000, the Committee met once. Ms. Crayton and Messrs. Morley, Sharp and Sullivan are the current members of the Finance Committee, with Ms. Crayton serving as Chairperson.

Audit Committee

      The Audit Committee of the Board of Directors met three times in 2000. The Audit Committee has oversight responsibilities with respect to the Company’s financial audit and reporting process, system of internal controls, and process for monitoring compliance with law and with the Company’s Code of Conduct. The Committee is also responsible for maintaining open communication between and among the Committee, management and the internal and outside auditors. Notwithstanding the above, the Committee is not responsible for conducting audits, preparing financial statements, or assuring the accuracy of financial statements or filings, all of which is the responsibility of management and the outside auditors.

      The current members of the Audit Committee are Messrs. Brown, Lawrence, Morley, Sharp and Sullivan, with Mr. Morley serving as Chairman. Each Member of the Audit Committee is “independent” under the listing standards of the New York Stock Exchange.

      The Audit Committee performs its oversight functions and responsibilities pursuant to a written charter adopted by the Company’s Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

Report of the Audit Committee

      The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the fiscal year ended December 31, 2000. The Audit Committee has also discussed with KPMG LLP, the Company’s independent auditors, all matters required by generally accepted auditing standards to be discussed. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1 and has discussed with KPMG LLP its independence.

      Based on the review and discussions noted above, and consistent with the roles and responsibilities referred to above and in the Committee’s Charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

John C. Morley, Chairman
Glenn R. Brown
William B. Lawrence
William J. Sharp
Dennis W. Sullivan

Audit Fees

      KPMG LLP billed the Company aggregate fees of $1,205,000 for the audit of the Company’s annual financial statements and for reviews of the financial statements included in the Company’s Forms 10-Q, all for the year ended December 31, 2000.

Financial Information Systems Design and Implementation Fees

      For the 2000 fiscal year, KPMG LLP billed aggregate fees of $1,808,000 for financial information systems design and implementation, which includes the types of services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X. The Audit Committee has considered whether the provision of such services for financial information systems design and implementation is compatible with maintaining KPMG LLP’s independence.

      These financial information design and implementation services were billed by KPMG LLP’s consulting unit in 2000. KPMG LLP’s consulting unit became KPMG Consulting, Inc. and completed an initial public offering of its shares on February 8, 2001. As a result, KPMG Consulting, Inc. is no longer a part of KPMG LLP, our independent auditors.

All Other Fees

      For the 2000 fiscal year, KPMG LLP billed $929,000 in fees for all services other than those described above. The Audit Committee has considered whether the provision of these other services is compatible with maintaining KPMG LLP’s independence.

DESIGNATION OF AUDITORS

      Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the selection of KPMG LLP to audit the books and accounts of Ferro for the current year ending December 31, 2001. KPMG LLP has been acting as Ferro’s auditors for many years. On recommendation of the Audit Committee, the Board of Directors has appointed the firm to continue as Ferro’s auditors for the current year, subject to the approval of shareholders.

      Representatives of KPMG LLP will be at the annual meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Report of the Compensation and Organization Committee

      The principal components of senior executive officer compensation at Ferro, and the role of the Compensation and Organization Committee of the Board of Directors as to each component in 2000, were as follows:

1. Annual salary level for Mr. Ortino recommended by the Committee and approved by the Board, and annual salary level for other executive officers approved by the Committee.

2. Annual Incentive Compensation Plan (a cash bonus plan) under which achievement is measured primarily by attainment of mathematical targets and, for officers other than the Chairman and Chief Executive Officer, to a lesser extent by nonmathematical determinations. The Committee adopts such a plan each year, including the placement of senior executives in the plan, determination of the applicable percentage of salary to be used for bonus measurement, and determination of the mathematical targets by which the level of bonus achievement will be measured. The Committee approves the actual nonmathematical bonus awards to senior executive officers other than the Chairman and Chief Executive Officer (for whom the entire bonus award is based on mathematical determinations).

3. Performance Share Plan (a long-term incentive plan) under which annual performance share grants may be converted into shares of Common Stock based upon the degree of achievement of Performance Targets during the Performance Period. The Committee determines the award of performance shares and establishes the Performance Targets that will be applicable to determine the degree of conversion of performance share grants into Common Stock under the Performance Share

Plan. Unless target levels of profitability performance are achieved, realization of values by the senior executives under the Performance Share Plan will be significantly below values reflected at the time of awards because nonachievement of Performance Targets will result in significant forfeiture of Performance Shares previously awarded.

4. Stock Options under the Stock Option Plan. The Committee determines the award of Stock Options under the Stock Option Plan.

      Ferro retains independent executive compensation consultants for the benefit of both management and the Committee. Currently, Ferro’s executive compensation consultant is Watson Wyatt. Watson Wyatt’s advice is based on a variety of competitive data maintained by, or available to, Watson Wyatt. From these data banks, Watson Wyatt derives recommended standards for compensation levels at Ferro based upon competitive levels at peer group companies.

      Applying this data to Ferro, and to Mr. Ortino, Ferro’s Chairman and Chief Executive Officer during 2000, the Committee recommended (and the Board approved), for 2000:

1. A salary level of $600,000, which is in the second quartile of competitive market salary data as reported by Watson Wyatt.

2. An annual incentive plan cash bonus target amount equal to 75% of salary, all of which was based on the mathematical application of performance factors. Payment of the bonus is based on the degree of achievement of a matrix of mathematical targets combining earnings per share growth, sales growth and acquisitions. These mathematical targets, if achieved, result in a bonus amount that is in the second quartile of other companies in the marketplace for 2000 as reported by Watson Wyatt.

3. An award of stock options for 70,000 shares under the Ferro Stock Option Plan.

4. A Performance Share award of 33,000 shares.

      The stock option award level and the performance share award level are in the second quartile of long-term incentive programs of comparable companies in the marketplace as reported by Watson Wyatt.

      The future value of stock option awards will, of course, be a function of the market value for Ferro stock in the future. The future value of performance share grants will be a function both of the future market value of Ferro stock and of the degree of achievement of the performance targets by which the conversion of such performance share grants is determined.

      The recommendations of the Committee represented satisfaction with the manner in which Mr. Ortino has performed his responsibilities as Chairman and Chief Executive Officer and his maturity, leadership, judgment and experience in the business of Ferro. The recommendations and actions of the Committee included consideration of Watson Wyatt’s data as to competitive standards of compensation in the marketplace. Watson Wyatt advised the Company as to competitive levels of salary (fixed annual compensation), short-term incentive compensation (Ferro’s annual cash bonus plan) and long-term incentive compensation (Ferro’s Stock Option and Performance Share Plans). The Committee’s policy is to attain competitive levels of executive compensation in each of these areas (salary, short-term incentive and long-term incentive).

      Mr. Ortino strongly advocates, and the Committee concurs, that a substantial portion of executive compensation should be variable, based upon performance of the Company and results achieved by each member of management. Application of this principle resulted in 2000 long-term incentive compensation levels for senior executive officers in the second quartile of competitive market data as reported by Watson Wyatt. Also, for 2000 Ferro’s performance against the annual incentive plan financial targets at the corporate level resulted in bonus attainment above target levels for all measures combined.

      In making its determinations and recommendations with respect to Messrs. Jameson, Lee, Rieger and Wise, the Committee considered and discussed those same materials and information that were considered with respect to Mr. Ortino, as well as the advice and recommendations of Mr. Ortino as to such individuals. The Committee also considered its evaluation of the individual performance of those individuals. In the case of Messrs. Jameson, Lee and Rieger, who have direct responsibilities with respect to Company operations, their levels of achievement under the Annual Incentive Compensation Plan and Performance Share Plan are materially impacted by the performance of those specific operations that are in their respective areas of responsibility.

      In 1993, the Internal Revenue Code was amended to add Section 162(m), which generally provides that certain compensation in excess of $1 million per year paid to a company’s chief executive officer and any of its four highest paid executive officers is no longer deductible to the Company unless the compensation qualifies for an exception. Section 162(m) provides an exception for performance based compensation if certain procedural requirements, including shareholder approval of the material terms of the performance goals, are satisfied. In 1995, the Committee recommended, and the shareholders approved, certain changes to the Company’s Performance Share Plan and Employee Stock Option Plan that would qualify such plans under the Section 162(m)

exception and preserve the tax deductibility to the Company of compensation paid to executives under these plans in the future. Mr. Ortino received compensation in excess of $1 million in 2000.

William E. Butler, Chairman
Michael H. Bulkin
Sandra Austin Crayton
William J. Sharp

Performance Compared to Certain Standards

      The chart set forth below compares Ferro’s cumulative total shareholder return for the five years ended December 31, 2000 to (a) that of the Standard & Poor’s 500 Index and (b) that of Standard & Poor’s MidCap Chemical Index, which index represents a designated group of companies deemed to have a peer group relationship to Ferro. In all cases, the information is presented on a dividend reinvested basis.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN OF FERRO

CORPORATION, S&P 500 INDEX, S&P MIDCAP CHEMICAL INDEX(1)

Graph

			S&P MidCap Chemicals
	Ferro Corporation	S&P 500 Index	Index

1995	100	100	100
1996	123.97	122.9	109.58
1997	162.67	163.85	125.91
1998	177.47	210.58	96.51
1999	153.7	254.83	84.19
2000	165.39	231.62	88.43

(1)	Assumes $100 invested on December 31, 1995 in Ferro Common Stock, S&P 500 Index and S&P MidCap Chemical Index.

Summary Compensation Table

      The following table shows on an accrual basis the elements of compensation paid or awarded during each of the last three fiscal years to the Chief Executive Officer and each of the other four highest paid executive officers of Ferro.

Summary Compensation Table

				Long-Term Compensation
				Awards

				Performance	Options
Annual Compensation				Share Plan	(No. of	All Other
				Award($)	shares)	Compensation($)
				(1)	(2)	(3)

Name and
Principal Position		Salary	Bonus
	Year	($)	($)

H. R. Ortino	2000	600,000	629,064	591,938	70,000	124,046
Chairman and Chief	1999	550,000	421,853	695,063	70,000	130,026
Executive Officer	1998	435,000	522,000	458,750	50,000	49,734

J. L. Jameson	2000	255,000	82,285	118,388	16,000	33,061
Senior Vice President	1999	250,000	58,350	139,013	18,000	41,513
Industrial Coatings	1998	225,000	134,156	151,388	18,000	42,939

K. H. Lee, Jr.	2000	275,000	236,414	157,850	25,500	35,260
Senior Vice President	1999	255,000	122,714	185,350	18,000	24,991
Specialty Chemicals	1998	210,000	70,000	68,813	7,500	13,238

R. A. Rieger	2000	215,000	132,493	118,388	18,000	16,471
Vice President, Ceramics, Colors	1999	195,000	74,734	105,000	5,500	117,931
and Electronic Materials	1998	53,357	50,000	0	0	7,540

B. W. Wise	2000	265,000	187,930	157,850	23,000	18,196
Senior Vice President and Chief	1999	132,707	132,267	184,800	18,000	2,466
Financial Officer	—	—	—	—	—	—

(1)	The values reported are based upon the number of Performance Shares awarded and are valued at the market price of the Common Stock on the date of the award. Realization of such values will be a function of Ferro’s performance during the performance periods. The performance period is three years. If Ferro’s performance exceeds target levels, the number of shares can increase by up to 100% for shares awarded in 1998, 1999 and 2000. At December 31, 2000, the persons listed above hold the following number of Performance Shares, valued at the value of the underlying shares at December 31, 2000, applicable to performance periods not yet completed: Mr. Ortino, 66,000 shares, valued at $1,518,000; Mr. Jameson, 13,200 shares, valued at $303,600; Mr. Lee, 17,600 shares, valued at $404,800; Mr. Rieger 13,200 shares, valued at $303,600 and Mr. Wise, 17,600 shares valued at $404,800.

(2)	Stock Option grants were awarded on January 13, 1998, February 25, 1999 and February 11, 2000.

(3)	In the year ended December 31, 2000, “All Other Compensation” includes company matching payments under the Ferro ESOP, as follows: Mr. Ortino, $6,750, Mr. Jameson, $6,750, Mr. Lee, $6,563, Mr. Rieger, $6,563 and Mr. Wise $6,731; taxable portion of benefits under health, hospitalization, and life insurance programs, as follows: Mr. Ortino, $19,884, Mr. Jameson, $1,614, Mr. Rieger, $733, and Mr. Wise, $568; contributions by the Company on behalf of the executives to the Supplemental Executive Defined Contribution Plan, as follows: Mr. Ortino, $52,317, Mr. Jameson, $14,170, Mr. Lee, $18,025, Mr. Rieger, $3,404 and Mr. Wise, $1,965. In addition, dividends received from restricted stock granted under Performance Share Plans were as follows: Mr. Ortino, $45,095, Mr. Jameson, $10,527, Mr. Lee, $10,672, Mr. Rieger, $5,771 and Mr. Wise, $8,932.

Stock Option Grants, Exercises and Year End Values

      The following table sets forth information regarding grants of stock options to each of the five highest paid executive officers of Ferro under Ferro’s stock option plan during the fiscal year ended December 31, 2000. The exercisability of the stock options vests at the rate of 25% per year. In the case of death, retirement, disability or change in control, the options become 100% exercisable.

Option Grants in 2000

		% of Total
		Options
		Granted to			Grant Date
	Options	Employees	Exercise	Expiration	Present
Name	Granted	in 2000	Price	Date	Value(1)

H. R. Ortino Chairman and Chief Executive Officer	70,000	11.1%	$18.50	2/11/2010	$549,500

J. L. Jameson Senior Vice President Industrial Coatings	16,000	2.5%	$18.50	2/11/2010	$125,600

K. H. Lee, Jr. Senior Vice President Specialty Chemical	25,500	4.1%	$18.50	2/11/2010	$200,175

R. A. Rieger Vice President, Ceramics, Colors and Electronic Materials	18,000	2.9%	$18.50	2/11/2010	$141,300

B. W. Wise Senior Vice President and Chief Financial Officer	23,000	3.7%	$18.50	2/11/2010	$180,550

(1)	The grant date present value has been calculated using the Black-Scholes method of option valuation. The model assumes the following: (a) an option term of ten years; (b) an interest rate that represents the interest rate on a U.S. Treasury bond with a 30 -year maturity; (c) volatility calculated using month-end stock prices for the past six years prior to grant date; and (d) the stock’s annualized dividend yield also over the past six years.

     The following table shows information regarding stock option exercises during 2000 and information regarding options held at year end.

Value of
			Number of	Unexercised
			Unexercised	In-the-Money
			Options at	Options at
			December 31,	December 31,
	Shares		2000	2000(1)
Acquired
	On	Value	Exercisable/	Exercisable/
Name	Exercise	Realized	Unexercisable	Unexercisable

H. R. Ortino Chairman and Chief Executive Officer	10,125	109,041.69	202,250/161,750	798,563/468,156

J. L. Jameson Senior Vice President Industrial Coatings	—	—	44,625/44,125	171,656/118,406

K. H. Lee, Jr. Senior Vice President Specialty Chemicals	—	—	12,750/44,250	24,703/146,391

R. A. Rieger Vice President, Ceramics, Colors and Electronics Materials	—	—	1,375/22,125	2,664/88,992

B. W. Wise Senior Vice President and Chief Financial Officer	—	—	4,500/36,500	0/0

(1)	Value of unexercised in-the-money options is based on Ferro’s NYSE closing Common Stock price on December 31, 2000, of $23.00.

Performance Share Plan Awards

      The following table sets forth information relating to Performance Share Plan (“Plan”) awards during 2000 to each of the five highest paid executive officers of Ferro. Each award under the Plan has a three year performance cycle ending on December 31, 2002. A condition to vesting includes the continued employment of the Plan participant to the end of the Performance Period. However, in the case of death, disability or retirement, there is a pro rata payment at the end of the Performance Period based upon the portion of the Performance Period during which employment continued. Also, in the case of a change in control, a cash payment equal to (1) the aggregate value of Performance Share awards based on the remaining term in the executive’s employment agreement and the portion of the Performance Period that expired prior to the change in control, minus (2) the value of payments made under the Plan, is paid at the time of the change in control.

Performance Share Plan Awards in 2000

		Estimated Future Share Payouts in shares(a)
	Number of
Name	Shares	Threshold(b)	Target(c)	Maximum(d)

H. R. Ortino	33,000	16,500	33,000	66,000
Chairman and
Chief Executive Officer

J. L. Jameson	6,600	3,300	6,600	13,200
Senior Vice President
Industrial Coatings

K. H. Lee, Jr.	8,800	4,400	8,800	17,600
Senior Vice President
Specialty Chemicals

R. A. Rieger	6,600	3,300	6,600	13,200
Vice President, Ceramics,
Colors and Electronic
Materials

B. W. Wise	8,800	4,400	8,800	17,600
Senior Vice President and
Chief Financial Officer

(a)	Mr. Ortino and Mr. Wise have performance measurements based on corporate earnings per share growth and sales growth. In addition to the corporate performance measurements, Mr. Jameson, Mr. Lee and Mr. Rieger have measurements based on their respective operating group sales growth and growth in operating profit. All of the above performance measurements are further adjusted for closed acquisitions.

(b)	Threshold is 50% of Award.

(c)	Target is 100% of Award.

(d)	Maximum is 200% of Award.

Retirement Plan

      Ferro maintains a noncontributory defined benefit retirement program for eligible salaried employees, including officers. In general, as applied to the senior officer group of Ferro, the retirement program provides a monthly pension at age 60 payable for life with a guarantee of 120 monthly payments. The monthly retirement benefit payable to a participating officer who retires on or after age 60 with 30 or more years of service is 50% of the monthly average of the participant’s covered compensation during the five consecutive calendar years in which his covered compensation was the highest, reduced by 50% of his primary Social Security benefit. If the participating employee has less than 30 years of service, the monthly pension net benefit is reduced proportionately. Generally, for purposes of the retirement program, covered compensation means basic salary plus bonus plus values earned under the Performance Share Plan. Section 415 of the Internal Revenue Code limits the annual benefits payable from the Ferro Qualified Retirement Plan (to $135,000 per year for 2000). In addition, the amount of covered compensation used to compute the Ferro Qualified Retirement Plan benefit is limited by the Internal Revenue Code. In response to such limitations and for certain other purposes, Ferro has adopted an Excess Benefits Plan. The Excess Benefits Plan will pay retirement program benefits to participants in the Ferro Qualified Retirement Plan in excess of those payable from the Ferro Qualified Retirement Plan. Ferro’s established normal retirement age is 65, but in the case of officers, retirement benefits are not subject to reduction if the officer retires after attainment of age 60 with 30 years of service and if the officer signs a noncompetition agreement. The following table shows estimated annual benefits payable upon retirement under both the Ferro Qualified Retirement Plan and the Excess Benefits Plan to officers with the specified years of service and the indicated average annual covered highest five-year compensation. As of December 31,

2000, Messrs. Ortino, Jameson, Lee, Rieger and Wise had 29, 4, 4, 2 and 1 year(s) of service, respectively.

	Years of Service at Age 65
Assumed	Retirement in 2000
Regular
Compensation	15	20	25	30	35

$300,000	$70,701	$94,268	$117,835	$141,402	$141,402
400,000	95,701	127,601	159,502	191,402	191,402
500,000	120,701	160,935	201,168	241,402	241,402
600,000	145,701	194,268	242,835	291,402	291,402
700,000	170,701	227,601	284,502	341,402	341,402
800,000	195,701	260,935	326,168	391,402	391,402
900,000	220,701	294,268	367,835	441,402	441,402
1,000,000	245,701	327,601	409,502	491,402	491,402
1,100,000	270,701	360,935	451,168	541,402	541,402
1,200,000	295,701	394,268	492,835	591,402	591,402
1,300,000	320,701	427,601	534,502	641,402	641,402
1,400,000	345,701	460,935	576,168	691,402	691,402
1,500,000	370,701	494,268	617,835	741,402	741,402
1,600,000	395,701	527,601	659,502	791,402	791,402
1,700,000	420,701	560,935	701,168	841,402	841,402
1,800,000	445,701	594,268	742,835	891,402	891,402
1,900,000	470,701	627,601	784,502	941,402	941,402
2,000,000	495,701	660,935	826,168	991,402	991,402

      The five year average covered compensation for the individuals listed in the Summary Compensation Table was: Mr. Ortino, $1,211,744; Mr. Jameson, $360,546; Mr. Lee, $369,045; Mr. Rieger, $247,445; and Mr. Wise, $317,039.

Executive Employment Agreements and Change in Control Agreements

      Ferro is a party to executive employment agreements (the “Executive Employment Agreements”) with Messrs. Ortino, Jameson and Lee. The purpose of the Executive Employment Agreements is to reinforce and encourage the continued attention and dedication of these officers to their assigned duties without distraction in the face of solicitations by other employers and the potentially disturbing circumstances arising from the possibility of a change in control of Ferro. Also, the Executive Employment Agreements limit the right of an officer to compete against Ferro after the termination of his or her employment. To that end, the Executive Employment Agreements obligate Ferro to provide certain severance benefits, described below, in the event of termination under certain circumstances.

      Benefits are payable under the Executive Employment Agreements if the officer’s employment is terminated for reasons other than for cause, disability, death or normal retirement or if the officer terminates his employment for “Good Reason.” Good Reason will exist if (1) Ferro fails to honor any of its obligations or responsibilities under certain designated sections of the Executive Employment Agreement, (2) following a change in control, the officer receives a notice of termination from the Company for the purposes of preventing extension of the term of the officer’s employment agreement or (3) the officer voluntarily resigned at any time during the three month period following the first anniversary of a change in control. Benefits are also payable if a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Ferro fails to expressly assume the Executive Employment Agreements.

      The principal severance benefits to be paid to the officers under the Executive Employment Agreements are (1) a lump sum severance payment equal to a full year’s compensation (base salary and incentive compensation) multiplied by three in the case of Mr. Ortino and multiplied by two in the case of the other officers, (2) a lump sum calculated to approximate the present value of the additional retirement benefits to which the officer would have become entitled had he remained in the employment of Ferro for the same number of years used in computing the lump sum severance payment, (3) continued participation in Ferro’s employee benefit programs such as group life, health and medical insurance coverage for the same number of years used in computing the lump sum severance payment and (4) a cash payment in an amount to reimburse, on an after tax basis, that portion of any excise tax attributable to payments or benefits required to be made to the officer.

      Ferro is also party to change in control agreements (the “Change in Control Agreements”) with Messrs. Rieger and Wise. The purpose of the Change in Control Agreements is to reinforce and encourage the continued attention and dedication of these officers to their assigned duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. However, the Change in Control Agreements are not employment agreements. The principal severance benefits to be paid to the officers in the event their employment is terminated following a change in control are substantially similar to the severance benefits outlined above for the officers under the Executive Employment Agreements. Under the Change in Control Agreements, the officers are also limited in their ability to compete against Ferro.

      As security for its payment of the benefits provided for in the Executive Employment Agreements and the Change in Control Agreements, Ferro has established, in accordance with its obligation under the agreements, an escrow account at National City

Bank and deposited into that escrow account a percentage of the amount that would be payable to each of the officers under the agreements. No officer has a right to receive any amount in the escrow account until Ferro has defaulted in its obligations to that officer under the agreement to which he or she is a party. Interest earned on the escrow account is paid to the Company.

SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

      Any shareholder who intends to present a proposal at the 2002 annual meeting and who wishes to have the proposal included in Ferro’s proxy statement and form of proxy for that meeting must deliver the proposal to Ferro at its executive offices, 1000 Lakeside Avenue, Cleveland, Ohio 44114, not later than November 20, 2001.

      Any shareholder who intends to present a proposal at the 2002 annual meeting other than for inclusion in Ferro’s proxy statement and form of proxy must deliver the proposal to Ferro at its executive offices, 1000 Lakeside Avenue, Cleveland, Ohio 44114, not later than February 3, 2002 or such proposal will be untimely. Ferro reserves the right to exercise discretionary voting authority on the proposal if a shareholder has failed to submit the proposal by February 3, 2002.

MISCELLANEOUS

      Ferro will bear the cost of preparing and mailing this statement, with the accompanying proxy and other instruments. Ferro will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from security holders and beneficiaries for whose account they hold registered title to shares of the Company. In addition to using the mail, directors, officers and other employees of Ferro, acting on its behalf, may also solicit proxies, and Morrow & Co., New York, New York, has been retained, at an estimated cost of $7,500 plus expenses, to aid in the solicitation of proxies from brokers, institutional holders and individuals who own a large number of shares. Proxies may be solicited personally, by telephone, or by telegram. This proxy statement and the accompanying proxy will be sent to shareholders by mail on or about March 20, 2001.

      Under the Ohio General Corporation Law, if a shareholder desires cumulative voting for election of the directors, then the shareholder must provide written notice to the President, a Vice President or Secretary of Ferro at least forty-eight hours before the meeting. Upon announcement of this notice at the meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he or she owns multiplied by the number of directors to be elected. Each shareholder may cast all of his or her votes for a single nominee or may distribute his or her votes among as many nominees as he or she sees fit. As indicated on page 2 of this Proxy Statement, if the election of directors is by cumulative voting the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment. Those nominees receiving the largest number of votes for the director positions to be filled will be elected to those positions. Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which the abstention is applicable.

      So far as management is aware, no matters other than those outlined in this Proxy Statement will be presented to the meeting for action on the part of the shareholders.

FERRO CORPORATION

MARY ANN JORGENSON, Secretary

March 20, 2001

APPENDIX A

FERRO CORPORATION

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

A.  Statement of Policy

      In conjunction with and on behalf of the Board of Directors, the Audit Committee will have oversight responsibilities with respect to the Corporation’s financial audit and reporting process, system of internal controls, and process for monitoring compliance with law and with the Corporation’s Code of Conduct. The Committee will also be responsible for maintaining open communication between and among the Committee, management and the internal and outside auditors. Notwithstanding the above, the Committee will not be responsible for conducting audits, preparation of financial statements, or the accuracy of any financial statements or filings, all of which is the responsibility of management and the outside auditors.

B.  Composition and Organization of the Committee

1.	The Committee shall consist of such number of directors as shall be fixed from time to time by the Board; provided, however, that at all times the Committee shall consist of not less than three members.

2.	All members of the Committee shall be “independent,” as such term is defined by the applicable rules of the New York Stock Exchange (“NYSE”), and shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation; further, all Committee members shall be “financially literate,” and at least one member shall have accounting or related financial management expertise, as such qualifications shall be interpreted by the Board in its business judgment.

3.	Members of the Committee shall be appointed by the Board for a term of one (1) year; however, the Board shall retain the right to remove a Committee member at any time.

4.	One member of the Committee shall serve as chairman and a majority of its members shall constitute a quorum.

5.	The Committee shall meet from time to time upon call of its chairman to fulfill its functions and responsibilities.

C.  Functions and Responsibilities

      The Committee shall:

1.	Oversee the internal controls and audit functions of the Corporation, including the controls applicable to the quarterly and annual reporting process.

2.	Review, periodically, the internal audit function for adequacy and competence of staffing;

3.	Make recommendations to the Board of Directors for the engagement of independent outside auditors for quarterly reviews of interim financial statements and annual audits of the Corporation’s financial statements, with the understanding that the outside auditor for the Corporation is ultimately accountable to the Board of Directors and the Committee, and the Committee and Board of Directors have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor;

4.	Periodically review, with management and the independent auditors, the independence of the outside auditors in accordance with professional auditing standards and Securities and Exchange Commission (“SEC”) and NYSE requirements and require annually a written statement and letter from the independent auditors disclosing relationships between the Corporation and the independent auditors and discuss with the independent auditors their independence in fact, as well as consulting and other non-audit services provided by them, to determine any potential impact on independence;

5.	Review the annual audit plan with the independent auditors;

6.	Facilitate cooperation between the Internal Audit Department and the independent auditors;

7.	Review with management and the Corporation’s independent auditors the annual financial statements, including their judgment about the quality of the accounting principles as applied, the reasonableness of significant judgments, and any other matters required to be communicated by the Corporation’s independent auditors under generally accepted auditing standards and determine whether to recommend that the financial statements be included in the Corporation’s Annual Report on Form 10-K;

8.	Issue a report for inclusion in the proxy statement which contains the disclosures about the Audit Committee and its functioning required under applicable NYSE rules and SEC regulations;

9.	Have, or delegate authority to the chairman of the Committee to have, any discussions with the independent auditors required under generally accepted auditing practices with respect to the independent auditors’ review of interim financial statements to be included in the Corporation’s quarterly reports on Form 10-Q;

10.	Oversee procedures for monitoring compliance with the Corporation’s Code of Conduct;

11.	Review Management’s decision to seek a second opinion on significant accounting issues prior to seeking such second opinion;

12.	Submit minutes of all meetings of the Audit Committee to the Board of Directors;

13.	Review the Committee charter annually and recommend changes to the Board of Directors as needed; and

14.	Perform such other duties and responsibilities as may be assigned to it from time to time by the Board of Directors, or as the Committee itself may determine are related to the subject matters of internal controls and procedures and financial reporting.

D.  Corporate Support

      The Corporation shall:

1.	Provide ongoing training as requested by the Committee to allow each Committee member to maintain his or her “financial literacy”;

2.	Provide access of the Manager of Internal Audit to the full Committee on a regular basis, not less frequently than annually and as needed to accomplish the Committee’s oversight function; and, at other times as may be deemed necessary or desirable by the Manager of Internal Audit or the chairman of the Committee, provide access of the Manager of Internal Audit to the chairman of the Committee.

VOTE BY TELEPHONE

Have your voting instruction card available when you call the Toll-Free number 1-800-250-9081 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your voting instruction card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your voting instruction card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (NC) National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call toll-free using a touch-tone phone: 1-800-250-9081	Vote by Internet Access the Website set forth below and cast your vote: http://www.votefast.com	Vote by Mail Return your voting instruction card in the postage-paid envelope provided

Your telephone or Internet vote with respect to your SSOP account must be received by 11:59 p.m. EDT on April 23, 2001 in order to be counted in the final tabulation.

See reverse side for voting instructions.

To Vote Shares of Company Stock Allocated to Your SSOP Account	To Vote Uninstructed Shares of Company Stock in the SSOP

Control Number:	Control Number:

If you vote by mail, the voting instruction card below must be signed and dated.
Please fold and detach card at perforation before mailing.

FERRO CORPORATION	CONFIDENTIAL VOTING INSTRUCTIONS

The undersigned, a participant in the Ferro Corporation Savings and Stock Ownership Plan, hereby instructs the Trustee under the SSOP, to vote the shares of Company stock allocated to his or her SSOP account at the 2001 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1.	ELECTION OF DIRECTORS
Nominees for terms expiring in 2004:

Michael H. Bulkin	Michael F. Mee	William J. Sharp	Alberto Weisser

FOR all nominees listed above (except as listed to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above.
To withhold authority to vote for any individual nominee, write that nominee’s name below:

2.	RATIFICATION OF THE DESIGNATION OF KPMG LLP AS INDEPENDENT AUDITORS.

FOR	AGAINST	ABSTAIN

Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.

Signature—Please sign exactly as your name appears to the left.

As a participant in the Ferro Corporation Savings and Stock Ownership Plan (the “SSOP” or “Plan”), you have the right to instruct Mellon Bank, as Trustee, to vote the shares allocated to your account in the Plan. You also have the ability, acting as a Named Fiduciary under the Plan, to instruct Mellon Bank to vote a pro rata portion of the shares of Company stock (based on the ratio of the amount of Company stock in your Plan account to the total amount of Company stock in the SSOP) allocated to other participants’ Plan accounts for which the Trustee does not receive voting instructions.

To direct the Trustee to vote the shares of Company stock allocated to your Plan account by mail, please sign this voting instruction card on the reverse side. To direct the Trustee to vote the shares of Company stock allocated to your Plan account by telephone or the Internet, please follow the instructions on the reverse side and use the Control Number printed in Green.

To direct the Trustee to vote the uninstructed shares of Company stock by mail, please sign this voting instruction card below. To direct the Trustee to vote the uninstructed shares of Company stock allocated to the Plan accounts of other participants by telephone or the Internet, please follow the instructions on the reverse side and use the Control Number printed in Blue.

If you vote by telephone or the Internet, please do not send your voting instruction card by mail.

— Please fold and detach card at perforation before mailing. —

FERRO CORPORATION	CONFIDENTIAL VOTING INSTRUCTIONS

The undersigned participant, acting as a Named Fiduciary under the Ferro Corporation Savings and Stock Ownership Plan, hereby instructs the Trustee under the Plan to vote the shares subject to this instruction at the 2001 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1.	ELECTION OF DIRECTORS

Nominees for terms expiring in 2004:

Michael H. Bulkin Michael F. Mee William J. Sharp Alberto Weisser

	FOR all nominees listed above (except as listed to the contrary below)		WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name below:

2.	RATIFICATION OF THE DESIGNATION OF KPMG LLP AS INDEPENDENT AUDITORS.

	FOR	AGAINST	ABSTAIN

Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.

Signature of Participant—Please sign exactly as your name appears on the reverse side.

VOTE BY TELEPHONE

Have your voting instruction card available when you call the Toll-Free number 1-800-250-9081 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your voting instruction card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your voting instruction card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (NC) National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call toll-free using a touch-tone phone: 1-800-250-9081	Vote by Internet Access the Website set forth below and cast your vote: http://www.votefast.com	Vote by Mail Return your voting instruction card in the postage-paid envelope provided

      Your telephone or Internet vote with respect to your Ferro Bargaining Unit 401(k) Plan account must be received by 11:59 p.m. EDT on April 23, 2001 in order to be counted in the final tabulation.

See reverse side for voting instructions.

To Vote Shares of Company Stock Allocated to Your Ferro Bargaining Unit 401(k) Plan Account	To Vote Uninstructed Shares of Company Stock in the Ferro Bargaining Unit 401(k) Plan

Control Number:	Control Number:

If you vote by mail, the voting instruction card below must be signed and dated.
Please fold and detach card at perforation before mailing.

FERRO CORPORATION	CONFIDENTIAL VOTING INSTRUCTIONS

The undersigned, a participant in the Ferro Corporation Bargaining Unit 401(k) Plan, hereby instructs the Trustee under the Plan, to vote the shares of Company stock allocated to his or her Plan account at the 2001 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1.	ELECTION OF DIRECTORS

Nominees for terms expiring in 2004:

Michael H. Bulkin	Michael F. Mee	William J. Sharp	Alberto Weisser

FOR all nominees listed above (except as listed to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed above.
To withhold authority to vote for any individual nominee, write that nominee’s name below:

2.	RATIFICATION OF THE DESIGNATION OF KPMG LLP AS INDEPENDENT AUDITORS.

FOR	AGAINST	ABSTAIN

Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.

Signature—Please sign exactly as your name appears to the left.

As a participant in the Ferro Corporation Bargaining Unit 401(k) Plan (the “Plan”), you have the right to instruct Mellon Bank, as Trustee, to vote the shares allocated to your account in the Plan. You also have the ability, acting as a Named Fiduciary under the Plan, to instruct Mellon Bank to vote a pro rata portion of the shares of Company stock (based on the ratio of the amount of Company stock in your Plan account to the total amount of Company stock in the Plan) allocated to other participants’ Plan accounts for which the Trustee does not receive voting instructions.

To direct the Trustee to vote the shares of Company stock allocated to your Plan account by mail, please sign this voting instruction card on the reverse side. To direct the Trustee to vote the shares of Company stock allocated to your account by telephone or the Internet, please follow the instructions on the reverse side and use the Control Number printed in Green.

To direct the Trustee to vote the uninstructed shares of Company stock by mail, please sign this voting instruction card below. To direct the Trustee to vote the uninstructed shares of Company stock allocated to the Plan accounts of other participants by telephone or the Internet, please follow the instructions on the reverse side and use the Control Number printed in Blue.

If you vote by telephone or the Internet, please do not send your voting instruction card by mail.

— Please fold and detach card at perforation before mailing. —

FERRO CORPORATION	CONFIDENTIAL VOTING INSTRUCTIONS

The undersigned participant, acting as a Named Fiduciary under the Ferro Corporation Bargaining Unit 401(k) Plan, hereby instructs the Trustee under the Plan to vote the shares subject to this instruction at the 2001 Annual Meeting of Ferro Corporation, and at any adjournment thereof, in accordance with the instructions on this card, as follows:

1.	ELECTION OF DIRECTORS

Nominees for terms expiring in 2004:

Michael H. Bulkin Michael F. Mee William J. Sharp Alberto Weisser

	FOR all nominees listed above (except as listed to the contrary below)		WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name below:

2.	RATIFICATION OF THE DESIGNATION OF KPMG LLP AS INDEPENDENT AUDITORS.

	FOR	AGAINST	ABSTAIN

Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.

Signature of Participant—Please sign exactly as your name appears on the reverse side.

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-800-250-9081 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (NC) National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call toll-free using a touch-tone phone: 1-800-250-9081	Vote by Internet Access the Website and cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. eastern daylight time on Thursday, April 26, 2001 in order to be counted in the final tabulation.
If you vote by telephone or Internet, please do not send your proxy by mail.

                                    YOUR CONTROL NUMBER IS:

Proxy must be signed and dated below.
Please fold and detach card at perforation before mailing.

FERRO CORPORATION	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on April 27, 2001.

The undersigned shareholder of Ferro Corporation hereby appoints H. R. Ortino and M. A. Jorgenson, the proxies of the undersigned, to vote the shares of the undersigned at the 2001 Annual Meeting of Shareholders of the Corporation and any adjournment thereof upon the proposals on the reverse side.

Signature

Signature if held jointly

Date: , 2001

NOTICE: When signing as attorney,
executor, administrator, trustee or
guardian, please give your full title as
such. A proxy given by a corporation
should be signed in the corporate name
by the chairman of its board of
directors, its president, vice
president, secretary, or treasurer.

— Please fold and detach card at perforation before mailing. —

FERRO CORPORATION	PROXY

Please indicate how you wish your shares to be voted. Unless otherwise indicated, the proxies will vote FOR proposals 1 and 2.

THE BOARD OF DIRECTORS RECOMMENDS VOTES BE CAST FOR PROPOSALS 1 AND 2.

1.	ELECTION OF DIRECTORS

Nominees for terms expiring in 2004:

Michael H. Bulkin Michael F. Mee William J. Sharp Alberto Weisser

	FOR all nominees listed above (except as listed to the contrary below)		WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

2.	RATIFICATION OF THE DESIGNATION OF KPMG LLP AS INDEPENDENT AUDITORS.

	FOR	AGAINST	ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

Ferro Corporation — Registered Shareholders
2001 Annual Meeting

Internet Voting Script

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on April 27, 2001.

By submitting these voting instructions over the Internet, I hereby appoint H. R. Ortino and M. A. Jorgenson, the proxies for me, to vote my shares at the 2001 Annual Meeting of Shareholders of the Corporation and any adjournment thereof for the proposals described in the Ferro Corporation 2001 Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends votes be cast FOR proposals 1 and 2.

Telephone Voting Script

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on April 27, 2001.

By submitting these voting instructions by telephone, you hereby appoint H. R. Ortino and M. A. Jorgenson, the proxies for you, to vote your shares at the 2001 Annual Meeting of Shareholders of the Corporation and any adjournment thereof for the proposals described in the Ferro Corporation 2001 Proxy Statement. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors recommends votes be cast FOR proposals 1 and 2.

Ferro Corporation – SSOP & Bargaining Unit 401(k) Participant’s Voting of Uninstructed Shares
2001 Annual Meeting

Internet Voting Script

As a participant in the Ferro Corporation Savings and Stock Ownership Plan or the Ferro Corporation Bargaining Unit 401(k) Plan (the “Plan”), you have the right to instruct Mellon Bank as Trustee to vote the shares of Company stock allocated to your Plan account. You also have the ability, acting as a Named Fiduciary under the Plan, to instruct the Trustee to vote a pro rata portion (based on the ratio of the amount of Company stock in your Plan account to the total amount of Company stock in the Plan) of the shares of Company stock allocated to other participants’ Plan accounts for which the Trustee does not receive voting instructions.

By submitting these voting instructions over the Internet, you are instructing Mellon Bank as Trustee to vote a pro rata portion (described above) of all shares of Company stock allocated to the Plan accounts of the participants, as of the record date, at the Annual Meeting of Shareholders and at any adjournment thereof, for which the Trustee does not receive voting instructions.

To instruct the Trustee to vote the shares of Company stock allocated to your Plan account, please click on the Vote Again icon at the end of voting these shares and enter the control number printed in the green box. Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.

Telephone Voting Script

As a participant in the Ferro Corporation Savings and Stock Ownership Plan or the Ferro Corporation Bargaining Unit 401(k) Plan, hereby referred to as the Plan, you have the right to instruct Mellon Bank as Trustee to vote the shares of Company stock allocated to your Plan account. You also have the ability, acting as a Named Fiduciary under the Plan, to instruct the Trustee to vote a pro rata portion (based on the ratio of the amount of Company stock in your Plan account to the total amount of Company stock in the Plan) of the shares of Company stock allocated to other participants’ Plan accounts for which the Trustee does not receive voting instructions.

By submitting these voting instructions by telephone, you hereby instruct Mellon Bank as Trustee to vote a pro rata portion (described earlier) of all shares of Company stock allocated to the Plan accounts of the participants, as of the record date, at the Annual Meeting of Shareholders and at any adjournment thereof, for which the Trustee does not receive voting instructions.

To instruct the Trustee to vote the shares of Company stock allocated to your account, please enter the control number printed in the green box at the end of voting these shares. Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.

Ferro Corporation – SSOP & Bargaining Unit 401K Participant’s Voting of Own Shares
2001 Annual Meeting

Internet Voting Script

As a participant in the Ferro Corporation Savings and Stock Ownership Plan or the Ferro Corporation Bargaining Unit 401(k) Plan (the “Plan”), you have the right to instruct Mellon Bank as Trustee to vote the shares of Company stock allocated to your Plan account. You also have the ability, acting as a Named Fiduciary under the Plan, to instruct the Trustee to vote a pro rata portion (based on the ratio of the amount of Company stock in your Plan account to the total amount of Company stock in the Plan) of the shares of Company stock allocated to other participants’ Plan accounts for which the Trustee does not receive voting instructions.

By submitting these voting instructions over the Internet, you are instructing Mellon Bank as Trustee to vote all shares of Company stock allocated to your Plan account, as of the record date, at the Annual Meeting of Shareholders, and at any adjournment thereof.

To instruct the Trustee how to vote a pro rata portion (described above) of the shares of Company stock in the Plan accounts of the participants that do not return voting instructions, please click on the Vote Again icon at the end of voting these shares and enter the control number printed in the blue box. Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.

Telephone Voting Script

As a participant in the Ferro Corporation Savings and Stock Ownership Plan or the Ferro Corporation Bargaining Unit 401(k) Plan, hereby referred to as the Plan, you have the right to instruct Mellon Bank as Trustee to vote the shares of Company stock allocated to your Plan account. You also have the ability, acting as a Named Fiduciary under the Plan, to instruct the Trustee to vote a pro rata portion (based on the ratio of the amount of Company stock in your Plan account to the total amount of Company stock in the Plan) of the shares of Company stock allocated to other participants’ Plan accounts for which the Trustee does not receive voting instructions.

By submitting these voting instructions by telephone, you hereby instruct Mellon Bank as Trustee to vote all shares of Company stock allocated to your Plan account, as of the record date, at the Annual Meeting of Shareholders, and at any adjournment thereof.

To instruct the Trustee how to vote a pro rata portion (described earlier) of the shares of Company stock in the Plan accounts of the participants that do not return voting instructions, please enter the control number printed in the blue box at the end of voting these shares. Your voting instructions will be kept confidential. Under no circumstances will the Trustee or any of its agents disclose to Ferro Corporation or any other party how you voted.